SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
AMENDMENT NO. ___
Filed by the Registrant    [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12
PRINCIPAL VARIABLE CONTRACTS FUNDS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)Title of each class of securities to which transaction applies:
2)Aggregate number of securities to which transaction applies:
3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)Proposed maximum aggregate value of transaction:
5)Total fee paid:
[ ]    Fee paid previously with preliminary materials.
[ ]    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)Amount Previously Paid:
2)Form, Schedule or Registration Statement No.:
3)Filing Party:
4)Date Filed:

SPECIAL MEETING OF SHAREHOLDERS OF THE
PRINCIPAL VARIABLE CONTRACTS FUNDS, INC. – LARGECAP GROWTH ACCOUNT I
October 28, 2020 - 10:30 a.m. Central Time - Audio Teleconference

CONDUCT OF MEETING GUIDELINES
In order to provide a fair and informative Meeting, the following regulations and procedures for the Meeting will be followed. The business of the Meeting will be taken up as set forth in the agenda for the Meeting (the “Agenda”), which can be found below. The Meeting is a business meeting and can be effective only if conducted in an orderly, business-like manner. Please be considerate of others and thank you for your cooperation. The use of recording equipment of any kind in connection with the Meeting is prohibited.
ATTENDANCE AND PARTICIPATION. Only shareholders of record, beneficial owners of shares held by a broker or other nominee who is a shareholder of record, holders of valid proxies for shareholders of record of the Account as of record date, and contract owners who have contract value invested in the Account as of the record date are entitled to participate in and vote at the Meeting (or any postponement or adjournment thereof). Access to the Meeting teleconference is governed by the terms and conditions contained in the Account’s proxy materials.
ITEMS OF BUSINESS. The business of the Meeting will be taken up in the order set forth in the Agenda. Unless otherwise required by applicable law, only the matters set forth in the Notice of Special Meeting included in the Proxy Statement (and administrative matters related thereto) may be considered and voted on at the Meeting.
VOTING. To vote, follow the instructions outlined in the proxy materials, which have been posted on the following website (https://www.proxy-direct.com/pri-31596), or follow the instructions on your proxy card. For questions relating to access to the Meeting by remote communication, including questions relating to voting, please email shareholdermeetings@computershare.com. If you have already voted by proxy, your shares will be voted accordingly and there is no need to vote at the Meeting unless you wish to change your vote. After the polls are closed, no further voting will be permitted and no further proxies will be considered or accepted by the inspector of election.
ADMINISTRATION AND INTERPRETATION. The Chair of the Meeting has sole authority to preside over the Meeting and to make any and all determinations with respect to the conduct of the Meeting, including, without limitation, the administration and interpretation of these regulations and procedures. The Chair of the Meeting also has sole authority to create such additional regulations and procedures and to waive full or partial compliance with any regulation or procedure as such person reasonably determines. Any action taken by the Chair at the Meeting will be final, conclusive, and binding on all persons. Any person who refuses to comply with these regulations and procedures or disrupts the orderly conduct of the Meeting will be asked to leave the Meeting.
SHAREHOLDER LIST. If required by applicable law, a list of shareholders entitled to vote at the Meeting may be available for inspection by any shareholder by calling 1-800-222-5852. Shareholders must have the control number found on their proxy card (or alternative means of verification as a record date shareholder of the Account, as determined by the Account in its sole discretion) in order to access the list. Access to the list is available until the end of the Meeting.
THANK YOU FOR YOUR COOPERATION AND ENJOY THE MEETING.
AGENDA
1.Opening Remarks
2.Proposal
a.Introduction
b.Voting
c.Voting Results
3.Adjournment